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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements (Nos. 33-65464, 33-65472 and 33-65478) on Form S-8 of VTEL Corporation of our report dated March 13, 1996, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Compression Labs, Incorporated for the year ended December 31, 1995, and the related financial statement schedule, which report appears in the July 31, 1998, annual report on Form 10-K of VTEL Corporation.



KMPG Peat Marwick LLP

Mountain View, California
October 22, 1998